Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-217573) and Form S-8 (No. 333-216903 and No. 333-210633) of Aeglea BioTherapeutics, Inc. of our report dated March 13, 2018 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
March 13, 2018